UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2011 (December 8, 2011)

CRAWFORD & COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

1-10356	58-0506554
(Commission File Number)	(IRS Employer Identification No.)

1001 Summit Blvd., Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

(404) 300-1000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 8, 2011, Crawford & Company (the “Company”) entered into a senior secured credit agreement (the “Credit Facility”), among the Company, Crawford & Company Risk Services Investments Limited, a limited company incorporated under the laws of England and Wales and a wholly-owned subsidiary of the Company (the “UK Borrower”), Crawford & Company (Canada) Inc., a corporation incorporated under the laws of Canada and a wholly-owned subsidiary of the Company (the “Canadian Borrower”), and Crawford & Company (Australia) Pty. Ltd., a proprietary limited company organized in Australia and a wholly-owned subsidiary of the Company (the “Australian Borrower” and, together with the UK Borrower and the Canadian Borrower, the “Foreign Borrowers”), as borrowers (the Foreign Borrowers together with the Company, the “Borrowers”), the lenders party thereto, Wells Fargo Bank, National Association (“Wells Fargo”), as Administrative Agent, Australian Security Trustee, and UK Security Trustee for the lenders, Bank of America, N.A., as Syndication Agent, RBS Citizens, N.A., as Documentation Agent, and Wells Fargo Securities, LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Lead Bookrunners.

The Credit Facility consists of a $325.0 million revolving credit facility, with a letter of credit subfacility of $100.0 million. The Credit Facility contains sublimits of $185.0 million for borrowings by the UK Borrower, $40.0 million for borrowings by the Canadian Borrower and $15.0 million for borrowings by the Australian Borrower. Subject to satisfaction of certain conditions precedent, the Credit Facility provides that the Borrowers have the option, exercisable from time to time and subject to the receipt of additional commitments from existing or new lenders, to increase the revolving loan commitments under the Credit Facility by up to $100.0 million. The Credit Facility matures, and all amounts outstanding thereunder will be due and payable, on December 8, 2016.

At the closing of the Credit Facility, the Company borrowed approximately $237.0 million under the Credit Facility. These borrowings were used to, among other things, repay amounts outstanding under the Company’s then-existing credit agreement, which was then terminated (the “Terminated Credit Agreement”). Additionally, letters of credit in an aggregate face amount of $18.1 million under the Terminated Credit Agreement were deemed issued and outstanding under the Credit Facility. Borrowings and letter of credit obligations incurred under the Credit Facility may be used for working capital and general corporate purposes.

Borrowings under the Credit Facility may be made in U.S. dollars, Euros, the currencies of Canada, Japan, Australia or United Kingdom and, subject to the terms of the Credit Facility, other currencies. Borrowings under the Credit Facility bear interest, at the option of the applicable Borrower, based on the Base Rate (as defined below) or the London Interbank Offered Rate (“LIBOR”), in each case plus an applicable interest margin based on the Company’s leverage ratio (as defined in the Credit Facility), provided that borrowings in foreign currencies may bear interest based on LIBOR only. The interest margin for LIBOR loans ranges from 1.75% to 2.50% and for Base Rate loans ranges from 0.75% to 1.50%. Base Rate is defined as the highest of (i) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus  1/2 of 1%, (ii) the prime commercial lending rate of the Administrative Agent and (iii) LIBOR for a one month interest period plus 1.0%.

The representations, covenants and events of default in the Credit Facility are customary for financing transactions of this nature, including required compliance with a maximum leverage ratio and a minimum fixed charge coverage ratio (each as defined in the Credit Facility). Upon the occurrence of an event of default, the lenders may terminate the loan commitments, accelerate all loans and exercise any of their rights under the Credit Facility and ancillary loan documents.

The obligations of the Borrowers under the Credit Facility are guaranteed by each existing domestic subsidiary of the Company and certain existing material foreign subsidiaries of the Company that are disregarded entities for U.S. income tax purposes (each a “Disregarded Foreign Entity”), and such obligations are required to be guaranteed by each subsequently acquired or formed material domestic subsidiary and Disregarded Foreign Entity (each, a “Guarantor”), and the obligations of the Foreign Borrowers are also guaranteed by the Company. In addition, the Borrowers’ obligations under the Credit Facility are secured by a first priority lien on substantially all of the personal property of the Company and the Guarantors, including, without limitation, intellectual property, 100% of the capital stock of the Company’s and the Guarantors’ present and future domestic subsidiaries and 65% of the voting stock and 100% of the non-voting stock issued by any present and future first-tier material foreign subsidiary of the Company or any Guarantor. In addition, the obligations of the Foreign Borrowers are secured by a first priority lien on 100% of the capital stock of the Foreign Borrowers.

Some of the agents and lenders under the Credit Facility, or their affiliates, have had in the past, currently have and may have in the future, various relationships with the Company involving the provision of financial or other advisory services, including cash management, investment banking and brokerage services. These agents and lenders, or their respective affiliates, have received and may in the future receive, customary fees and expenses for those services. In addition, SunTrust Bank or its affiliates (together, “SunTrust”), a lender under the Credit Facility, and a lender and the administrative agent and issuing bank under the Terminated Credit Agreement, holds certain shares of the Company’s Class B Common Stock in fiduciary capacities and exercises voting authority with respect to such shares. E. Jenner Wood, III, a director of the Company, is Chairman of the Board, President and Chief Executive Officer of SunTrust Bank Atlanta/Georgia Division.

The foregoing description of the Credit Facility and related matters is qualified in its entirety by reference to the Credit Facility, the Pledge and Security Agreement, dated as of December 8, 2011, by the Company and certain of the Company’s subsidiaries in favor of Wells Fargo, as Administrative Agent and the Guaranty Agreement, dated as of December 8, 2011, by the Company, the Guarantors and Wells Fargo, as Administrative Agent, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation.

The information regarding the Credit Facility contained above under Item 1.01 is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description
10.1	Credit Agreement, dated as of December 8, 2011, among Crawford & Company, Crawford & Company Risk Services Investments Limited, Crawford & Company (Canada) Inc. and Crawford & Company (Australia) Pty. Ltd., as borrowers, the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, Australian Security Trustee, and UK Security Trustee for the lenders, Bank of America, N.A., as Syndication Agent, RBS Citizens, N.A., as Documentation Agent, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Lead Bookrunners.

10.2	Pledge and Security Agreement, dated as of December 8, 2011, by Crawford & Company and certain of Crawford & Company’s subsidiaries in favor of Wells Fargo, as Administrative Agent.

10.3	Guaranty Agreement, dated as of December 8, 2011, by Crawford & Company, certain of Crawford & Company’s subsidiaries and Wells Fargo, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD & COMPANY (Registrant)

By:	/s/ W. Bruce Swain
Name: W. Bruce Swain
Title: Executive Vice President and
Chief Financial Officer

Dated: December 12, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated as of December 8, 2011, among Crawford & Company, Crawford & Company Risk Services Investments Limited, Crawford & Company (Canada) Inc. and Crawford & Company (Australia) Pty. Ltd., as borrowers, the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, Australian Security Trustee, and UK Security Trustee for the lenders, Bank of America, N.A., as Syndication Agent, RBS Citizens, N.A., as Documentation Agent, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Lead Bookrunners.

10.2	Pledge and Security Agreement, dated as of December 8, 2011, by Crawford & Company and certain of Crawford & Company’s subsidiaries in favor of Wells Fargo, as Administrative Agent.

10.3	Guaranty Agreement, dated as of December 8, 2011, by Crawford & Company, certain of Crawford & Company’s subsidiaries and Wells Fargo, as Administrative Agent.

5